UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 2, 2007

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1855 Lockeway Drive Suite 501 Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Cellu Tissue Holdings, Inc. (“Cellu Tissue”) announced today the appointment of its new Chief Financial Officer, David J. Morris, who will replace Dianne M. Scheu, whose retirement from the Company was previously announced.

Mr. Morris served as Chief Financial Officer and Treasurer for BlueLinx Holdings Inc. from May 2004 through December 2006.  Prior to that time, Mr. Morris spent 14 years with Georgia-Pacific Corporation, most recently as Vice President of Finance for the distribution division since 1999.  Prior to joining Georgia-Pacific Corporation, he was with Kimberly-Clark Corporation for seven years serving in analyst roles in cost, treasury, projects and finance, eventually serving as financial manager.

Mr.  Morris received a Bachelor’s of Business Administration in Economics from Georgia State University in 1979 and a Masters of Business Administration from the University of Michigan in 1982.

Cellu Tissue expects to promptly enter into an employment agreement with Mr. Morris, the terms of which currently are being negotiated but will include participation in the Corporate Bonus Plan and a restrict stock grant, among other terms.

There are no family relationships among Mr. Morris and any of Cellu Tissue’s directors or other executive officers.

The press release announcing the appointment is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following is being furnished as an exhibit to this Current Report on Form 8-K:

(d) Exhibits

99.1	Release, dated August 2, 2007, “Cellu Tissue Holdings, Inc. Announces Appointment of New Chief Financial Officer” furnished pursuant to Item 5.02

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: August 2, 2007	By: /s/ Dianne M. Scheu
Ms. Dianne M. Scheu
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Release, dated August 2, 2007, “Cellu Tissue Holdings, Inc. Announces Appointment of New Chief Financial Officer”